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Exhibit 1.36

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer and Circular. If you are in any doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank, trust company or other nominee.

Neither this document nor the Original Offer and Circular constitutes an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, unitholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in the Offeror's sole discretion, take such action as the Offeror may deem necessary to make the Offer in any jurisdiction and extend the Offer to unitholders in such jurisdiction.

Neither this document nor the Original Offer and Circular has been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

December 17, 2015

NOTICE OF VARIATION AND CHANGE
by
SPROTT ASSET MANAGEMENT GOLD BID LP
of its
OFFER TO PURCHASE
all of the issued and outstanding units of
CENTRAL GOLDTRUST
for consideration per GTU Unit consisting of units of

based on the relative Net Asset Value per unit
of Sprott Physical Gold Trust and Central GoldTrust
(as further described herein) and U.S.$0.10 payable in PHYS Units

Sprott Asset Management Gold Bid LP (the "Offeror"), a limited partnership created under the laws of the Province of Ontario that is owned and controlled by Sprott Asset Management LP (the "Manager"), the manager of Sprott Physical Gold Trust, has prepared this Notice of Variation and Change to update certain disclosure in, and give notice that it has amended, its offer dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015, the Notice of Extension and Variation dated as of August 4, 2015, the Notice of Change dated as of August 18, 2015, the Notice of Change dated as of August 28, 2015, the Notice of Variation dated as of September 4, 2015, the Notice of Extension dated as of September 18, 2015, the Notice of Extension and Variation dated as of October 9, 2015, the Notice of Extension dated as of November 2, 2015, the Notice of Variation dated as of November 4, 2015 and the Notice of Extension and Change dated as of November 20, 2015 (collectively, the "Original Offer"), to purchase, on and subject to the terms and conditions of the Original Offer, all of the issued and outstanding units (the "GTU Units") of Central GoldTrust ("GTU"), other than any GTU Units held directly or indirectly by the Offeror, in order to: (i) extend the expiry time of the Original Offer to 5:00 p.m. (Toronto time) on January 15, 2016; and (ii) vary the condition that the number of GTU Units deposited to the Offer, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, represent at least 66 2/3% of the then issued and outstanding GTU Units while also varying subsection (b) of Section 4 of the Original Offer, "Conditions of the Offer" in each case due to recent developments. The Original Offer, as amended and extended hereby, is referred to herein as the "Offer".

THE ORIGINAL OFFER HAS BEEN EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON JANUARY 15, 2016, UNLESS FURTHER EXTENDED OR WITHDRAWN. SEE SECTION 1, "EXTENSION OF OFFER".

This Notice of Variation and Change should be read in conjunction with the Original Offer and the take-over bid circular dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015, the Notice of Extension and Variation dated as of August 4, 2015, the Notice of Change dated as of August 18, 2015, the Notice of Change dated as of August 28, 2015, the Notice of Variation dated as of September 4, 2015, the Notice of Extension dated as of September 18, 2015, the Notice of Extension and Variation dated as of October 9, 2015, the Notice of Extension dated as of November 2, 2015, the Notice of Variation dated as of November 4, 2015 and the Notice of Extension and Change dated as of November 20, 2015 (collectively, the "Original Circular", and, together with the Original Offer, collectively referred to as the "Original Offer and Circular"), and the letter of transmittal that accompanied the Original Offer and Circular (as amended, the "Letter of Transmittal"). The Original Offer and Circular, as amended by this Notice of Variation and Change, collectively constitute the "Offer and Circular". Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular, as previously amended, continue to be applicable in all respects. All references to the "Offer" in the Original Offer and Circular and this Notice of Variation and Change mean the Original Offer as amended hereby, and all references in such documents to the "Circular" or the "Offer and Circular" mean the Original Offer and Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular have the respective meanings given to them in the Original Offer and Circular.

GTU Unitholders who have validly deposited and not withdrawn their GTU Units need take no further action to accept the Offer. GTU Unitholders whose GTU Units are registered in their name and who wish to accept the Offer must properly complete and execute the Letter of Transmittal that accompanied the Original Offer and Circular (printed on YELLOW paper) or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their GTU Units and all other required documents, with Kingsdale Shareholder Services (in its capacity as depositary, the "Depositary") at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal, in accordance with the instructions set out in the Letter of Transmittal (as set out in Section 3 of the Original Offer, "Manner of Acceptance — Letter of Transmittal"). Alternatively, registered GTU Unitholders may accept the Offer by following the procedures for book-entry transfer of GTU Units set out in Section 3 of the Original Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer". GTU Unitholders who hold their GTU Units with an investment advisor, stockbroker, bank, trust company or other nominee ("Beneficial GTU Unitholders") will not receive a Letter of Transmittal, and should follow the instructions set out by such nominee to deposit their GTU Units.

Beneficial GTU Unitholders should contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such GTU Units under the Offer. Nominees will likely establish deposit cut-off times that are up to 48 hours prior to the Expiry Time. GTU Unitholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to deposit.

GTU Unitholders will not be required to pay any fee or commission to the Offeror if they accept the Offer by depositing their GTU Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom a GTU Unitholder holds GTU Units may charge a fee to deposit any such GTU Units on behalf of the GTU Unitholder. GTU Unitholders should consult such nominee to determine whether any charges will apply.

Questions and requests for assistance may be directed to Kingsdale Shareholder Services (in its capacity as information agent, the "Information Agent"), who can be contacted at 1-888-518-6805 (toll free in North America) or at 1-416-867-2272 (outside of North America) or by e-mail at contactus@kingsdaleshareholder.com or at the address indicated on the last page of the Circular and additional copies of this document, the Original Offer and Circular, the Letter of Transmittal, or any documents incorporated by reference or otherwise related to the Offer and Circular, may be obtained, without charge, upon request from the Depositary and Information Agent at its offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators' website at www.sedar.com and on EDGAR at www.sec.gov. These website addresses are provided for informational purposes only and no information contained on, or accessible from, these websites is incorporated by reference herein unless otherwise expressly indicated herein. GTU Unitholders may also contact the Information Agent should they wish to obtain an indicative NAV to NAV Exchange Ratio. If GTU Unitholders contact the Information Agent prior to 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain an indicative NAV to NAV Exchange Ratio as if such was calculated as of the previous business day. If GTU Unitholders contact the Information Agent after 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain the NAV to NAV Exchange Ratio as if such was calculated as of that day. GTU Unitholders can also contact the Information Agent to obtain the indicative Bonus Consideration amount.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Variation and Change or the Offer and Circular, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary or the Information Agent.

Information has been incorporated by reference in the Offer and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in the Offer and Circular are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

An investment in PHYS Units is subject to certain risks. In assessing the Offer, GTU Unitholders should carefully consider the risks described in Section 23 of the Original Circular, "Risk Factors".

The information contained in this document is current only as of the date of this document. The Offeror does not undertake to update any such information except as required by applicable law. Information in the Offer and Circular related to GTU has been compiled from public sources — see "INFORMATION CONCERNING GTU" in the Original Offer and Circular.

Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thus may not be comparable to financial statements of U.S. companies. In addition, the Offer is being made by a foreign private issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. Accordingly, the Offer and Circular and certain information incorporated by reference into the Offer and Circular have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws.

GTU Unitholders in the United States should be aware that the disposition of GTU Units and acquisition of PHYS Units by them as described in the Offer and Circular may have tax consequences in the United States, Canada and other jurisdictions. Such consequences may not be fully described in the Offer and Circular and such holders are urged to consult their tax advisors.

The enforcement by GTU Unitholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Offeror, the Manager, Sprott Asset Management GP Inc. ("SAM GP Inc."), Sprott Asset Management Gold Bid GP Inc. ("SAM Gold Bid GP"), Sprott Physical Gold Trust and GTU is organized under and governed by the laws of Canada or a province thereof, that the directors and officers of SAM GP Inc. and SAM Gold Bid GP and the trustees of each of Sprott Physical Gold Trust and GTU may be residents of jurisdictions other than the United States, that the experts named in the Original Circular may be residents of jurisdictions other than the United States and that all or a substantial portion of the assets of each of the Offeror, the Manager, SAM GP Inc., SAM Gold Bid GP, Sprott Physical Gold Trust, GTU and such other said persons may be located outside the United States.

THE PHYS UNITS OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario, Canada M5X 1E2

North American Toll Free Phone:
 1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

NOTICE TO GTU UNITHOLDERS IN THE UNITED STATES

The Offer is subject to Section 14(d) of the U.S. Securities Exchange Act of 1934 (the "U.S. Exchange Act"), Regulation 14D promulgated by the SEC thereunder, Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated by the SEC thereunder.

Sprott Physical Gold Trust has filed with the SEC a registration statement on Form F-10 (the "Registration Statement"), which includes the Offer and Circular, a tender offer statement on a Schedule TO (the "Tender Offer Statement") and other documents and information. GTU UNITHOLDERS ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SPROTT PHYSICAL GOLD TRUST, GTU AND THE OFFER AND MERGER TRANSACTION. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC's website, www.sec.gov.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        The Offer and Circular contains "forward looking statements" and "forward looking information" (collectively, "forward looking information") within the meaning of applicable Canadian and United States securities legislation. All information contained in the Offer and Circular, other than statements of current and historical fact, is forward looking information. Often, but not always, forward looking information can be identified by the use of words such as "plans", "expects", "scheduled", "estimates", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might" "occur" or "be achieved" or "will be taken" (and variations of these or similar expressions). All of the forward looking information in the Offer and Circular (including this Notice of Variation and Change) is qualified by this cautionary note.

        Forward looking information in the Offer and Circular includes, but is not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, the market for PHYS Units, the value of the PHYS Units received as consideration under the Offer, the outcome of GTU's application to the Ontario court and the Manager's cross-application, the ability of the Offeror to complete the transactions contemplated by the Offer, reasons to participate in the Offer, the purpose of the Offer, the completion of the Merger Transaction and any commitment to acquire GTU Units, and the Offeror's objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects.

        Forward looking information is not, and cannot be, a guarantee of future results or events. Forward looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Offeror at the date the forward looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward looking information.

        The material factors or assumptions that the Offeror identified and were applied by the Offeror in drawing conclusions or making forecasts or projections set out in the forward looking information include, but are not limited to:

  •
  the accuracy of GTU's public disclosure;

  •
  the completion of the Offer and the Merger Transaction;

  •
  no significant and continuing adverse changes in general economic conditions or conditions in the financial markets;

  •
  no significant and continuing adverse changes in financial markets, including commodity prices and foreign exchange rates;

  •
  the timing and receipt of various governmental and stock exchange approvals; and

  •
  certain tax matters, including, but not limited to current tax laws and regulations.

        The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward looking information may include, but are not limited to, the following: the market value of the PHYS Units received as consideration under the Offer and the impact of the issuance of PHYS Units on the market price of the PHYS Units, the reduced trading liquidity of GTU Units not deposited under the Offer, any inaccuracy of GTU's public disclosure upon which the Offer is predicated, the failure to obtain the required approvals or clearances from government authorities and stock exchanges on a timely basis, as well as the risks discussed in Section 23 of the Original Circular, "Risk Factors". Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward looking information. Accordingly, you should not place undue reliance on forward looking information. The Offeror does not assume any obligation to update or revise any forward looking information after the date of this Notice of Variation and Change or to explain any material difference between subsequent actual events and any forward looking information, except as required by applicable law.

INFORMATION CONCERNING GTU

        Except as otherwise expressly indicated herein, the information concerning GTU and GTU Units contained in the Offer and Circular has been taken from and is based solely upon GTU's public disclosure, including disclosure on file with the Canadian securities regulatory authorities. GTU has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of GTU and GTU Units contained in the Offer and Circular. Although the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. have no knowledge that would indicate that any information or statements contained in the Offer and Circular concerning GTU taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, none of the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP, SAM GP Inc. or any directors or officers of the Manager, SAM Gold Bid GP or SAM GP Inc. has verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by GTU to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP or SAM GP Inc. The Offeror, the Manager, Sprott Physical Gold Trust, SAM Gold Bid GP and SAM GP Inc. have no means of verifying the accuracy or completeness of any of the information contained herein that is derived from GTU's public disclosure of documents or records or whether there has been any failure by GTU to disclose events that may have occurred or may affect the significance or accuracy of any information.

v

 NOTICE OF VARIATION AND CHANGE

        This Notice of Variation and Change supplements the Original Offer and Circular and the Letter of Transmittal pursuant to which the Offeror is offering to purchase all of the issued and outstanding GTU Units upon and subject to the terms and conditions set out in the Original Offer and Circular by extending and amending the Original Offer and revising and updating the unaudited pro forma financial statements and summary financial information in the Original Offer and Circular to reflect the most recently reported financial results of Sprott Physical Gold Trust and GTU.

        Except as otherwise set forth in this Notice of Variation and Change, the information, terms and conditions previously set forth in the Original Offer and Circular and the Letter of Transmittal continue to be applicable in all respects and this Notice of Variation and Change should be read in conjunction with the Original Offer and Circular and the Letter of Transmittal, all of the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice of Variation and Change.

        All references to the "Offer" in the Original Offer and Circular, the Letter of Transmittal and this Notice of Variation and Change mean the Original Offer as amended hereby and all references in such documents to the "Offer" and/or "Circular" mean the Original Offer and the Original Circular as amended hereby.

December 17, 2015

TO: THE HOLDERS OF UNITS OF CENTRAL GOLDTRUST

1.     Extension of the Offer

        By notice to the Depositary given on December 7, 2015, as amended on December 9, 2015, the Offeror has extended the time for deposits of GTU Units from 5:00 p.m. (Toronto time) on December 7, 2015 to 5:00 p.m. (Toronto time) on January 15, 2016. Accordingly, the definition of "Expiry Date" in the "Glossary" section of the Original Offer and Circular (found on page 77 thereof) is hereby deleted and replaced by the following:

    " "Expiry Date" means January 15, 2016, or such later date or dates to which the Offer may be extended from time to time by the Offeror in accordance with Section 5 of the Offer, "Extension, Variation or Change of the Offer".".

        In addition, all references to: (a) "5:00 p.m. (Toronto time) on December 7, 2015" in the Original Offer and Circular are amended to refer to "5:00 p.m. (Toronto time) on January 15, 2016"; (b) "December 4, 2015" in the Original Offer and Circular are amended to refer to "January 14, 2016"; and (c) "December 3, 2015" in the Original Offer and Circular are amended to refer to "January 13, 2016".

2.     Variation of Certain Conditions of the Offer

        By notice to the Depositary given on December 17, 2015, the Offeror has varied the Offer by:

  •
  varying the condition set forth in paragraph (a) of Section 4 of the Original Offer, "Conditions of the Offer" (found on page 26 of the Original Offer and Circular). Paragraph (a) of Section 4 of the Original Offer, "Conditions of the Offer" is hereby deleted and replaced by the following:

      "(a) other than where the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) have been validly passed at the Requisitioned Meeting and constitute binding resolutions with respect to GTU, the number of GTU Units held by Depositing GTU Unitholders, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, represent at least 66 2/3% of the then issued and outstanding GTU Units;"; and

  •
  varying the condition set forth in paragraph (b) of Section 4 of the Original Offer, "Conditions of the Offer" (found on page 27 of the Original Offer and Circular). Paragraph (b) of Section 4 of the Original Offer, "Conditions of the Offer" is hereby deleted and replaced by the following:

      "(b) either (i) the Special Resolutions Power of Attorney shall have been validly granted on terms set out in the Letter of Transmittal in respect of at least 66 2/3% of the then issued and outstanding GTU Units and the Special Resolutions shall have been validly passed and constitute binding resolutions with respect to GTU; or (ii) the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) shall have been validly passed at the Requisitioned Meeting and constitute binding resolutions with respect to GTU;".

        As a result of these variations, Exchange Offer Electing GTU Unitholders will participate in the Offer in the same manner as contemplated in the Original Offer where the Special Resolutions (other than resolution (v) in respect of the removal and replacement of the GTU Trustees) are passed at the Requisitioned Meeting rather than by way of a written GTU Unitholder resolution.

3.     Amendments Related to the Variation of Certain Conditions of the Offer

        The Offeror has amended the Offer and Circular by amending certain sections of the Original Offer and Circular in connection with the variation of paragraphs (a) and (b) of Section 4 of the Original Offer, "Conditions of the Offer", each as follows:

  •
  The following definition is added immediately before the definition of "SAM Gold Bid GP" on page 80 of the Original Offer and Circular:

      " "Requisitioned Meeting" means the special meeting of GTU Unitholders to consider the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) currently scheduled for January 15, 2016."

  •
  The first sentence of the ninth paragraph on the cover of the Original Offer and Circular (found on page ii of the Original Offer and Circular) is hereby deleted and replaced with the following:

      "The Offer is conditional on, among other things, other than where the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) have been validly passed at the Requisitioned Meeting and constitute binding resolutions with respect to GTU, the number of GTU Units held by Depositing GTU Unitholders, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, represent at least 66 2/3% of the then issued and outstanding GTU Units.".

  •
  The first paragraph under the heading "What are some of the significant conditions to the Offer?" on page 5 of the Original Offer and Circular and the first paragraph under the heading "Conditions of the Offer" on page 17 of the Original Offer and Circular are hereby deleted and replaced with the following:

      "Subject to applicable Law, the Offeror reserves the right to withdraw or terminate the Offer and not take up and pay for any GTU Units deposited under the Offer, and/or to extend the period of time during which the Offer is open for acceptance and postpone taking up and paying for any GTU Units deposited under the Offer, and/or to amend the Offer, unless all of the conditions described in Section 4 of the Offer, "Conditions of the Offer", are satisfied or waived by the Offeror at or before the Expiry Time. These conditions include, among others: (i) other than where the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) have been validly passed at the Requisitioned Meeting and constitute binding resolutions with respect to GTU, the number of GTU Units held by Depositing GTU Unitholders, together with the number of GTU Units held as of the Expiry Time by or on behalf of the Offeror, if any, represent at least 66 2/3% of the then issued and outstanding GTU Units; (ii) all governmental or regulatory approvals (including those of any stock exchange or other securities regulatory authorities) that are necessary to complete the Offer and the Merger Transaction, including the listing on the TSX and NYSE Arca of the PHYS Units issuable pursuant to the Offer and the Merger Transaction, having been obtained or concluded on terms and conditions reasonably satisfactory to the Offeror; (iii) either (A) the Special Resolutions Power of Attorney shall have been validly granted on terms set out in the Letter of Transmittal in respect of at least 66 2/3% of the then issued and outstanding GTU Units and the Special Resolutions shall have been validly passed and constitute binding resolutions with respect to GTU, or (B) the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) shall have been validly passed at the Requisitioned Meeting and constitute binding resolutions with respect to GTU; (iv) GTU and Sprott Physical Gold Trust not being prohibited by applicable Law, or their respective constating documents, from completing the Merger Transaction; and (v) the absence of any Material Adverse Change in relation to GTU. See Section 4 of the Offer, "Conditions of the Offer", for a complete list of the conditions to the Offer.".

  •
  The following is added immediately following the first paragraph under the heading "What happens if I do not deposit my GTU Units in the Offer but holders of more than 66 2/3% of GTU Units do?" on page 7 of the Original Offer and Circular, the seventh paragraph under the heading "The Offer and Merger Transaction — Special Resolutions to Permit the Merger Transaction" on page 11 of the Original Offer and Circular, the first paragraph under the heading "Withdrawal of Deposited GTU Units" on page 18 of the Original Offer and Circular, the first paragraph in Section 12 of the Offer, "GTU Units Not Deposited Under The Offer", on page 35 of the Original Offer and Circular, the third paragraph in Section 15 of the Circular, "Merger Transaction", on page 54 of the Original Offer and Circular and the second paragraph under the heading "Special Resolutions" in Section 15 of the Circular, "Merger Transaction", on page 57 of the Original Offer and Circular:

      "As an alternative to the foregoing, the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) may be approved at a special meeting of GTU Unitholders called for that purpose, being the Requisitioned Meeting, as further described in Section 5 of the Circular, "Purpose of the Offer and the Offeror's Plans for GTU — November 4th Notice of Variation and Related Power of Attorney". In such an event, Non-Depositing GTU Unitholders, will receive PHYS Units under the Merger as if they had deposited and made a Merger Election. See Section 12 of the Offer, "GTU Units Not Deposited Under the Offer".".

  •
  The second paragraph under the heading "Manner of Acceptance — Special Resolutions in connection with the Merger Transaction" on page 16 the Original Offer and Circular, the third paragraph under the heading "Power of Attorney" in Section 3 of the Offer, "Manner of Acceptance", on page 25 of the Original Offer and Circular and the first paragraph under the heading "Right to Withdraw GTU Units in Respect of Which a Merger Election Has Been Made" in Section 15 of the Circular, "Merger Transaction", on page 55 of the Original Offer and Circular are hereby deleted and replaced by the following:

      "Unless the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) are approved at a special meeting of GTU Unitholders called for that purpose, being the Requisitioned Meeting, as further described in Section 5 of the Circular, "Purpose of the Offer and the Offeror's Plans for GTU — November 4th Notice of Variation and Related Power of Attorney", the Offeror intends to use the Special Resolutions Power of Attorney at 4:58 p.m. (Toronto time) on the Expiry Date in order to pass the Special Resolutions.".

  •
  The first paragraph under the heading "Non-Depositing GTU Unitholders" in Section 15 of the Circular, "Merger Transaction", on page 55 of the Original Offer and Circular is hereby deleted and replaced by the following:

      "If the Special Resolutions are approved by Depositing GTU Unitholders utilizing the Special Resolutions Power of Attorney or the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) are approved at a special meeting of GTU Unitholders called for that purpose, being the Requisitioned Meeting, as further described in Section 5 of the Circular, "Purpose of the Offer and the Offeror's Plans for GTU — November 4th Notice of Variation and Related Power of Attorney", and if the Merger is completed, Non-Depositing GTU Unitholders will receive PHYS Units under the Merger as if they had made a Merger Election.".

  •
  The definition of "Merger Transaction" in the "Glossary" section of the Original Offer and Circular (found on pages 78 and 79 thereof) is hereby deleted and replaced by the following:

      " "Merger Transaction" means, collectively, the following transactions:

      (i)
      the deposit of GTU Units in the Offer and the provision of the Special Resolutions Power of Attorney and the withdrawal of such GTU Units from the Offer, effective at 4:59 p.m. (Toronto time) on the Expiry Date; and

      (ii)
      following the approval of either (A) the Special Resolutions by the Depositing GTU Unitholders, through the Special Resolutions Power of Attorney, representing 66 2/3% or more of the issued and outstanding GTU Units or (B) the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) at the Requisitioned Meeting, the execution and delivery of the Merger Agreement and the consummation of the Merger and the transactions contemplated in the Merger Agreement, pursuant to which, among other things, PHYS Units would be distributed to the then GTU Unitholders upon the redemption of all of the outstanding GTU Units.".

4.     Additional Amendments to the Original Offer and Circular

        Section 7 of the Original Offer and Circular, "Summary of Sprott Physical Gold Trust's Historical and Pro Forma Financial Information" (found on pages 46 and 47 thereof) is hereby deleted and replaced with the following:

      "GTU Unitholders should refer to Schedule "A" to this Offer and Circular for Sprott Physical Gold Trust's unaudited pro forma financial statements as at and for the nine months ended September 30, 2015 and for the year ended December 31, 2014, giving effect to the proposed acquisition of substantially all of the assets and liabilities of GTU (other than the Administration Agreement) in the manner set forth therein. Such pro forma financial statements are not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the transactions contemplated by the Offer will differ from such pro forma financial statements. Any potential synergies that may be realized after consummation of the transaction have been excluded from such pro forma financial statements. Since the pro forma financial statements have been developed to retroactively show the effect of a transaction that is expected to occur at a later date (even though this was accomplished by following generally accepted practice and using reasonable assumptions), there are limitations inherent in the very nature of such pro forma data. The data contained in the pro forma financial statements represents only a simulation of the potential impact of Sprott Physical Gold Trust's acquisition of substantially all of the assets and liabilities of GTU (other than the Administration Agreement). GTU Unitholders are cautioned to not place undue reliance on such pro forma financial statements.

      The table set out below includes a summary of Sprott Physical Gold Trust's historical financial information as at and for the years ended December 31, 2014 and 2013 and the nine months ended September 30, 2015, prepared in accordance with IFRS.

      The unaudited pro forma financial statements for Sprott Physical Gold Trust have been derived from: (i) the audited financial statements of each of Sprott Physical Gold Trust and GTU for the year ended December 31, 2014; and (ii) the unaudited financial statements for each of Sprott Physical Gold Trust and GTU as at and for the three and nine months ended September 30, 2015.

      The unaudited pro forma financial statements for Sprott Physical Gold Trust give effect to Sprott Physical Gold Trust's proposed acquisition of substantially all of the assets and liabilities of GTU (other than the Administration Agreement) as if it had occurred as at September 30, 2015, for the purposes of the pro forma balance sheet information and as at January 1, 2014 for the purposes of the pro forma statements of earnings for the year ended December 31, 2014 and for the nine months ended September 30, 2015. In preparing the unaudited pro forma financial statements, the Offeror has made certain assumptions that affect the amounts reported in the unaudited pro forma financial statements. The unaudited pro forma financial statements are not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the Offer and the Merger Transaction will differ from the pro forma information presented below. Pro forma adjustments have been made to account for significant accounting policy differences identified as of the date of this Offer and Circular. The review undertaken by the Offeror was to identify significant accounting policy differences where the impact was potentially material and could reasonably be estimated. Further accounting policy differences may be identified after the consummation of the proposed transactions. Any potential synergies that may be realized after consummation of the proposed transactions have been excluded from the unaudited pro forma financial statements.

 Summary of Historical Financial Information of Sprott Physical Gold Trust

                        Ratios and Supplemental Data

	September 30, 2015	December 31, 2014	December 31, 2013
Total Net Asset Value(1)	U.S.$1,333,980,387	U.S.$1,547,158,302	U.S.$1,895,055,540
Number of PHYS Units outstanding(1)	144,610,867	157,290,493	188,353,275
Management expense ratio(2)	0.48%	0.51%	0.45%
Trading expense ratio(3)	Nil	Nil	Nil
Portfolio turnover rate(4)	Nil	Nil	Nil
Net asset value per PHYS Unit	U.S.$9.22	U.S.$9.84	U.S.$10.06
Closing market price — NYSE Arca	U.S.$9.18	U.S.$9.77	U.S.$9.96
Closing market price — TSX	U.S.$9.19	U.S.$9.92	U.S.$9.98

(1)
This information is provided as at the date shown, as applicable.

(2)
Management expense ratio is based on total expenses (including Canadian taxes and excluding commissions and other portfolio transaction costs) for the stated period and is expressed as annualized percentages of daily average net asset value during the period.

(3)
The trading expense ratio represents total commissions and other portfolio transaction costs expressed as an annualized percentage of daily average net asset value during the period shown. Since there are no direct trading costs associated with physical bullion trades, the trading expense ratio is nil.

(4)
Sprott Physical Gold Trust's portfolio turnover rate indicates how actively Sprott Physical Gold Trust's portfolio adviser trades its portfolio investments. A portfolio turnover rate of 100% is equivalent to Sprott Physical Gold Trust buying and selling all of the securities in its portfolio once in the course of the year. The higher Sprott Physical Gold Trust's portfolio turnover rate in a year, the greater the chance of an investor receiving taxable capital gains in the year. There is not necessarily a relationship between a high turnover rate and the performance of Sprott Physical Gold Trust."

        In addition, Schedule "A" to the Original Offer and Circular is hereby deleted and replaced with the following:

(remainder of page intentionally left blank)

 SCHEDULE A

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma condensed consolidated financial information for Sprott Physical Gold Trust as at and for the nine months ended September 30, 2015 and for the year ended December 31, 2014.

(Remainder of page intentionally left blank)

Sprott Physical Gold Trust (under January 1, 2014 acquisition assumption)

Pro forma condensed statement of income (loss) (unaudited)
(in U.S. dollars, except unit numbers)

For the nine months ended September 30, 2015	CGT	PHYS	Pro forma adjustments		Pro forma combined
	$	$	$		$
Income
Net realized losses on redemptions/sales of bullion	—	(25,453,745)	—		(25,453,745)
Change in unrealized gains/losses on gold bullion	(60,145,612)	(59,895,059)	—		(120,040,671)
Interest	15,123	—	—		15,123

	(60,130,489)	(85,348,804)	—		(145,479,293)

Expenses
Management fees	1,249,645	4,069,990	1,015,410	Note A	6,335,045
Bullion storage fees	484,285	602,441	(150,354)	Note B	936,372
Operating expenses	337,702	589,716	—		927,418
Special meeting costs	2,229,917	—	—		2,229,917
Unsolicited takeover bid costs	3,095,471	—	—		3,095,471

	7,397,020	5,262,148	865,056		13,524,224

Net loss for the period	(67,527,509)	(90,610,952)	(865,056)		(159,003,517)

Weighted average number of units	19,299,000	150,888,640	85,785,531	Note C	236,674,171

Decrease in total equity from operations per Unit	(3.50)	(0.60)	—		(0.67)

Sprott Physical Gold Trust (under September 30, 2015 acquisition assumption)

Pro forma condensed statement of financial position (unaudited)
(in U.S. dollars)

As at September 30, 2015	CGT	PHYS	Pro forma adjustments	Pro forma combined
	$	$	$	$
Assets
Current assets
Cash and cash equivalents	4,189,527	1,241,612	—	5,431,139
Gold bullion	784,982,328	1,333,055,392	—	2,118,037,720
Other receivables and prepaid assets	133,446	343,800	—	477,246

Total assets	789,305,301	1,334,640,804	—	2,123,946,105

Liabilities
Current liabilities
Accounts payable and accrued liabilities	1,556,010	660,417	—	2,216,427

Total liabilities	1,556,010	660,417	—	2,216,427

Equity
Unitholders' equity	787,749,291	1,333,980,387	—	2,121,729,678

Total equity	787,749,291	1,333,980,387	—	2,121,729,678

Total liabilities and equity	789,305,301	1,334,640,804	—	2,123,946,105

Total equity per Unit	40.82	9.22	—	9.22

Sprott Physical Gold Trust (under January 1, 2014 acquisition assumption)

Pro forma condensed statement of income (loss) (unaudited)
(in U.S. dollars, except unit numbers)

For the year ended December 31, 2014	CGT	PHYS	Pro forma adjustments		Pro forma combined
	$	$	$		$
Income
Net realized losses on redemptions/sales of bullion	—	(49,648,816)	—		(49,648,816)
Change in unrealized gains/losses on gold bullion	(1,639,638)	25,540,515	—		23,900,877
Interest	35,212	—	—		35,212

	(1,604,426)	(24,108,301)	—		(25,712,727)

Expenses
Management fees	1,772,710	6,514,348	1,553,390	Note A	9,840,448
Operating expenses	499,931	1,416,826	—		1,916,757
Bullion storage fees	969,314	937,887	(520,986)	Note B	1,386,215

	3,241,955	8,869,061	1,032,404		13,143,420

Net loss for the year	(4,846,381)	(32,977,362)	(1,032,404)		(38,856,147)

Weighted average number of units	19,299,000	166,405,600	85,785,531	Note C	252,191,131

Decrease in total equity from operations per Unit	(0.25)	(0.20)	—		(0.15)

SPROTT PHYSICAL GOLD TRUST

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(in U.S. dollars, unless otherwise noted) (unaudited)

1.     Basis of Presentation

        The unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") have been prepared by management of Sprott Physical Gold Trust ("PHYS") for inclusion in PHYS's Notice of Variation and Change for the Offer and Circular dated December 17, 2015 (the "Notice of Change"), relating to the proposed acquisition of Central GoldTrust ("CGT").

        The Pro Forma Financial Statements have been compiled based on the recognition and measurement principles of International Financial Reporting Standards ("IFRS") and the significant accounting policies as set out in PHYS's financial statements as at and for the year ended December 31, 2014. The Pro Forma Financial Statements have been compiled using the audited financial statements of PHYS and CGT as at and for the year ended December 31, 2014 and the unaudited interim financial statements as at and for the nine months ended September 30, 2015.

        The Pro Forma Financial Statements include pro forma adjustments based on the best information available to management and certain assumptions that management believes are reasonable under the circumstances. In preparing the Pro Forma Financial Statements, certain financial statement items have been reclassified or condensed.

        The unaudited pro forma condensed statement of financial position as at September 30, 2015 gives effect to the acquisition as if it had occurred on September 30, 2015. The unaudited pro forma condensed statements of income (loss) for the year ended December 31, 2014 and the nine months ended September 30, 2015 give effect to the acquisition as if it had occurred on January 1, 2014.

        The unaudited pro forma condensed statement of financial position as at September 30, 2015 and the unaudited pro forma condensed statement of income (loss) for the nine months ended September 30, 2015 were prepared by management using information derived from the unaudited interim financial statements of PHYS and CGT as at and for the nine months ended September 30, 2015, prepared in accordance with IAS 34: Interim Financial Reporting.

        The unaudited pro forma condensed statement of income (loss) for the year ended December 31, 2014 was prepared by management using information derived from the audited financial statements of PHYS and CGT as at and for the year ended December 31, 2014, prepared in accordance with IFRS.

        The Pro Forma Financial Statements are included for information purposes only and are not intended to represent or be indicative of what the results of operations or financial position would have been had the acquisition actually occurred on the dates indicated. The Pro Forma Financial Statements should be read in conjunction with the Notice of Change and the audited financial statements of PHYS and CGT as at and for the year ended December 31, 2014, as well as the unaudited interim financial statements of PHYS and CGT as at and for the nine months ended September 30, 2015.

2.     Pro Forma Assumption and Acquisition

        Sprott Asset Management LP, the manager of PHYS, has offered to purchase all of the issued and outstanding units of CGT in exchange for units of PHYS. The Pro Forma Financial Statements have been prepared based on the assumption that all units of CGT are deposited under the terms and conditions outlined in the Notice of Change. The number of units of PHYS issued in exchange for each unit of CGT is based on the NAV to NAV Exchange Ratio of PHYS and CGT as at September 30, 2015.

3.     Pro Forma Assumptions and Adjustments

        The Pro Forma Financial Statements have been adjusted to give the effects to the events that are 1) directly attributable to the transaction, 2) those directly attributable to the transaction for which there are firm

SPROTT PHYSICAL GOLD TRUST

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS (Continued)

(in U.S. dollars, unless otherwise noted) (unaudited)

3.     Pro Forma Assumptions and Adjustments (Continued)

commitments and for which the complete financial effects are objectively determinable and 3) with respect to the statements of income (loss), expect to have a continuing impact on PHYS. The unaudited pro forma condensed statements of income (loss) do not reflect any non-recurring charges directly related to the proposed acquisition that have already been incurred or will be incurred upon closing of the acquisition.

        The Pro Forma Financial Statements reflect the following pro forma adjustments:

  (A)
  Management fees calculated in accordance with PHYS's management fee agreement.

  (B)
  Bullion certificates are exchanged for physical bullion and all physical bullion is held at the Royal Canadian Mint. Bullion storage fees are calculated at rates in accordance with PHYS's bullion storage agreement.

  (C)
  To reflect the incremental pro forma weighted average units outstanding resulting from the exchange of units in CGT for units of PHYS.

        The Pro Forma Financial Statements do not include the expected benefits and cost savings related to synergies arising from the acquisition of CGT.

5.     Time for Deposit

        The Offer is now open for deposits of GTU Units until 5:00 p.m. (Toronto time) on January 15, 2016, or such later time or times and date or dates to which the Offer may be extended from time to time by the Offeror, in accordance with Section 2 of the Offer, "Extension, Variation or Change of the Offer", unless the Offer is withdrawn by the Offeror. The Expiry Time may be subject to multiple extensions. If the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation, the new expiration time and date no later than 9:00 a.m. (Toronto time) on the first business day after the previously scheduled expiration of the Offer and, if required by applicable Law, the Offeror will mail you a copy of the notice of variation.

6.     Manner of Acceptance

        GTU Units may be deposited to the Offer in accordance with the provisions set forth in Section 3 of the Offer, "Manner of Acceptance".

7.     Take-up of and Payment for Tendered GTU Units

        The Offeror will take-up and pay for Tendered GTU Units validly deposited under the Offer and not promptly withdrawn in the manner set forth in Section 6 of the Offer, "Take-up of and Payment for Tendered GTU Units".

8.     Withdrawal of Deposited GTU Units

        GTU Unitholders have the right to withdraw GTU Units deposited under the Offer in the manner set forth in Section 8 of the Offer, "Withdrawal of Deposited GTU Units".

9.     Recent Developments

        At 4:00 p.m. (Toronto time) on December 7, 2015, the Offeror utilized the power of attorney described in the Notice of Variation dated November 4, 2015 and the Notice of Extension and Variation dated November 20, 2015 to execute and deliver a written resolution removing the then-current GTU Trustees (other than the Administrator Nominee, J.C. Stefan Spicer), being Brian E. Felske, Glenn C. Fox, Bruce D. Heagle, Ian M.T. McAvity, Michael A. Parente and Jason Schwandt, and replacing such individuals with the Sprott Nominees, being Marc Faber, James R. Fox, Sharon Ranson, John Wilson and Rosemary Zigrossi. Shortly thereafter, the Offeror, using a power of attorney granted by Depositing GTU Unitholders in section 12 of the Letter of Transmittal, requisitioned a meeting of GTU Unitholders to consider the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees).

        The reconstituted board of trustees of GTU has called the Requisitioned Meeting to consider the Special Resolutions (other than resolution (i) in respect of the compulsory acquisition threshold under the GTU Declaration of Trust and resolution (v) in respect of the removal and replacement of the GTU Trustees) to be held on January 15, 2016. The Offer has been extended to expire on January 15, 2016, the date of the Requisitioned Meeting, following the time of the Requisitioned Meeting.

        On December 8, 2015, Kevin Hibbert replaced Steven Rostowsky as Chief Financial Officer of Sprott Inc. As a result, Mr. Rostowsky is no longer an officer or director, as applicable, of SAM Gold Bid GP or SAM GP Inc. Mr. Hibbert is now a director of SAM GP Inc.

        On December 16, 2015, the Manager, the Offeror, Sprott Asset Management Silver Bid LP, Purpose Investments Inc. ("Purpose") and GTU entered into an agreement pursuant to which Purpose terminated its agreement with GTU and the Administrator in respect of the proposed conversion of GTU to an exchange traded fund. The Manager and Sprott Asset Management Silver Bid LP believe that one or more of the conditions to the offer for units of Silver Bullion Trust will not be satisfied on or prior to the currently scheduled expiry of such offer and, accordingly, have abandoned support for such offer and the Manager, the Offeror and Sprott Asset Management Silver Bid LP have agreed not to interfere with the completion of the proposed conversion of Silver Bullion Trust to an exchange-traded fund.

10.   Consequential Amendments to the Original Offer and Circular and Letter of Transmittal

        The Original Offer and Circular and Letter of Transmittal shall be read together with this Notice of Variation and Change and are hereby amended to the extent necessary in order to give effect to the amendments contemplated by, and the information contained in, this Notice of Variation and Change.

        Except as otherwise set forth in or amended by this Notice of Variation and Change, the terms and conditions of the Offer and the information in the Offer and Circular and the Letter of Transmittal continue to be applicable in all respects.

11.   Statutory Rights

        Securities legislation in the provinces and territories of Canada provides security holders of GTU with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. GTU Unitholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

12.   Approval

        The contents of the Offer and Circular have been approved and the sending thereof to GTU Unitholders has been authorized by the sole director of SAM Gold Bid GP, in its capacity as the general partner of the Offeror; and the board of directors of SAM GP Inc., in its capacity as the general partner of the Manager and in its capacity as the general partner of the manager of Sprott Physical Gold Trust.

 CERTIFICATE OF SPROTT ASSET MANAGEMENT GOLD BID LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: December 17, 2015

SPROTT ASSET MANAGEMENT GOLD BID GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT GOLD BID LP

(Signed) JOHN WILSON President and Director

 CERTIFICATE OF SPROTT ASSET MANAGEMENT LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: December 17, 2015

SPROTT ASSET MANAGEMENT GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT LP

(Signed) JOHN WILSON Chief Executive Officer	(Signed) JAMES R. FOX President
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) KIRSTIN H. MCTAGGART Director	(Signed) KEVIN HIBBERT Director

 CERTIFICATE OF SPROTT PHYSICAL GOLD TRUST

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: December 17, 2015

SPROTT PHYSICAL GOLD TRUST
BY ITS MANAGER SPROTT ASSET MANAGEMENT LP
BY ITS GENERAL PARTNER, SPROTT ASSET MANAGEMENT GP INC.

(Signed) JOHN WILSON Chief Executive Officer	(Signed) JAMES R. FOX President
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) KIRSTIN H. MCTAGGART Director	(Signed) KEVIN HIBBERT Director

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

By Mail	By Registered Mail, Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

QuickLinks

  Exhibit 1.36
NOTICE TO GTU UNITHOLDERS IN THE UNITED STATES
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
INFORMATION CONCERNING GTU
NOTICE OF VARIATION AND CHANGE
Summary of Historical Financial Information of Sprott Physical Gold Trust
SCHEDULE A UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
SPROTT PHYSICAL GOLD TRUST NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS (in U.S. dollars, unless otherwise noted) (unaudited)
CERTIFICATE OF SPROTT ASSET MANAGEMENT GOLD BID LP
CERTIFICATE OF SPROTT ASSET MANAGEMENT LP
CERTIFICATE OF SPROTT PHYSICAL GOLD TRUST